UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 23, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey 07008
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 23, 2005, Pathmark Stores, Inc., a Delaware corporation (“Pathmark”), entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”), with certain investment funds (the “Investors”) affiliated with The Yucaipa Companies LLC (“Yucaipa”).  Under the terms of the Purchase Agreement, Pathmark agreed to issue (the “Transaction”) (i) 20,000,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of Pathmark (the “Common Stock”), (ii) Series A warrants (the “Series A Warrants”), the terms of which are governed by a warrant agreement between Pathmark and the Investors (the “Warrant Agreement”), to purchase 10,060,000 shares of Common Stock at an exercise price of $8.50 per share and (iii) Series B warrants (the “Series B Warrants”), the terms of which are also governed by the Warrant Agreement, to purchase 15,046,350 shares of Common Stock at an exercise price of $15.00 per share (the Shares, the Series A Warrants and the Series B Warrants are collectively referred to as the “Purchased Securities”) for an aggregate purchase price of $150 million.  The Shares will represent approximately 40% of the outstanding Common Stock.  Upon consummation of the Transaction, the Purchased Securities will be sold to the Investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder, as the sale will constitute a private placement transaction with accredited investors.

Concurrently with the execution of the Purchase Agreement, Pathmark and Yucaipa entered into a Management Services Agreement.  The Management Services Agreement becomes effective upon the closing of the Transaction.  Pursuant to the Management Services Agreement, Yucaipa will provide certain business and financial advice and management services to Pathmark in connection with the operation of its business.  For such services, Pathmark will pay Yucaipa an annual fee of $3 million and reimburse Yucaipa for expenses of up to $500,000 per annum.

At the closing of the Transaction, Pathmark and the Investors will enter into the Warrant Agreement, a Registration Rights Agreement and a Stockholders’ Agreement, each of which is described below.

Purchase Agreement

The Purchase Agreement provides for certain representations, warranties, covenants and indemnities in connection with the Transaction, including, among others, covenants on the part of Pathmark (i) not to encourage, solicit, initiate or facilitate any Acquisition Proposal (defined below) or enter into any agreement with respect to any Acquisition Proposal or participate in discussions or negotiations regarding any such proposal, except for a Superior Proposal (defined below) or a proposal which the board of directors of Pathmark (the “Board”) determines in good faith proposes consideration that is more favorable to Pathmark and its stockholders than the Transaction and that would reasonably be expected to result in a Superior Proposal in all other respects, (ii) to cause a stockholders’ meeting to be held to consider approval of the Transaction and (iii) subject to certain exceptions, for the Board to recommend adoption and approval by its stockholders of the Transaction.  If Pathmark receives a Superior Proposal, Pathmark may, once it has advised the Investors of such proposal, furnish information about Pathmark to the person making the Acquisition Proposal and participate in discussions with respect to such proposal, if the Board determines in good faith after consultation with outside counsel that the failure to do so would constitute a breach of the Board’s fiduciary duties.  An “Acquisition Proposal” means any proposal or offer from any person relating to the acquisition of more than 20% of the consolidated assets or 20% of the equity securities of Pathmark or its subsidiaries or any merger or similar transaction.  A “Superior Proposal” means an Acquisition Proposal concerning the sale of 50% or more of the consolidated assets of Pathmark or any issuance, sale, disposition, tender offer or other transfer of 50% or more of the voting power of Pathmark made by any person (other than an Investor and its affiliates) which was not solicited by Pathmark and which, in the good faith judgment of the Board (taking into account the various legal, financial and regulatory aspects of the proposal (including whether or not such a proposal is subject to a financing contingency), and the identity of the person making the proposal) (i) if accepted, is reasonably expected to be consummated and, if applicable, financed, and (ii) if consummated would, based upon the advice of Pathmark’s financial advisor, result in a transaction that is more favorable to Pathmark and to Pathmark’s stockholders, from a financial point of view, than the transactions contemplated by the Purchase Agreement (as the same may be proposed by the Investors to be amended pursuant to the terms of the Purchase Agreement).  A termination fee of $6.5 million, plus expenses in an amount up to $2 million, is payable immediately by Pathmark to the Investors if (i) the Board withdraws or adversely modifies its recommendation, determines to recommend to the stockholders that they approve an Acquisition Proposal other than the Transaction or accepts a Superior Proposal or a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 20% or more of the outstanding shares of any class or series (or the voting power of any class or series) of equity securities of Pathmark is commenced and the Board fails within ten days after such commencement to recommend that the stockholders of Pathmark not tender their shares in such tender or exchange offer, (ii) fails to call or hold the stockholders’ meeting to consider approval of the Transaction by August 26, 2005 or (iii)(A) the Purchase Agreement is terminated because stockholder approval is not obtained at the stockholders’ meeting or the closing has not occurred by August 31, 2005 and (B) within 12 months following such termination, Pathmark enters into a transaction that constitutes an Acquisition Proposal.

The closing of the Transaction is subject to customary closing conditions, including conditions related to the approval of Pathmark’s stockholders, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the appointment of certain nominees of the Investors to the Board.  In addition to these closing conditions, the Purchase Agreement requires the parties to execute the Warrant Agreement, a Registration Rights Agreement and a Stockholders’ Agreement.

A copy of the Purchase Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Management Services Agreement

The Management Services Agreement becomes effective upon the closing of the Transaction, and, upon such closing, requires Pathmark to pay Yucaipa a closing fee of $3 million and to reimburse Yucaipa for up to $3.2 million of expenses incurred in connection with the Transaction.  Pursuant to the Management Services Agreement, Yucaipa will provide certain business and financial advice and management services to Pathmark in connection with the operation of its business.  For such services, Pathmark will pay Yucaipa an annual fee of $3 million and reimburse Yucaipa for expenses of up to $500,000 per annum.  Subject to certain early termination provisions, the term of the Management Services Agreement is for five years, subject to automatic renewal at the end of the fifth year for successive one-year terms until terminated.  Upon termination during the initial five-year term, Pathmark is required to pay to Yucaipa a cash termination fee of $10 million in the event of a termination of the Management Services Agreement by Pathmark (upon 90 days’ notice to Yucaipa), by Yucaipa (as a result of a breach or failure to pay by Pathmark) or by Pathmark or Yucaipa (if there is a change of control of Pathmark or a sale of all or substantially all of the assets or capital stock of Pathmark).  Thereafter, upon termination Pathmark is required to pay Yucaipa the unpaid portion of the $3 million annual management fee payable in respect of the then current one-year term.

A copy of the Management Services Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference.  The foregoing description of the Management Services Agreement is qualified in its entirety by reference to the full text of the Management Services Agreement.

Stockholders’ Agreement

Concurrently with the closing of the Purchase Agreement, Pathmark and the Investors will enter into a Stockholders’ Agreement.  Under the terms of the Stockholders’ Agreement, the Board will consist of up to six current or new independent directors (the “Independent Directors”) designated by the current independent directors on the Board and five directors designated by the Investors.  Thereafter, the Independent Directors will have the right to nominate their successors and the Investors will have the right (so long as they own more than 30% of the Common Stock outstanding) to designate one less than a majority of the Board.  The number of directors to be designated by the Investors will decline if the Investors reduce their ownership of shares of Common Stock below certain thresholds.

The Stockholders’ Agreement will require the prior written approval of the Investors before Pathmark engages in the following actions:

•                  Merger, consolidation or significant acquisitions;

•                  Authorization or issuance of equity securities or any securities convertible into or exercisable for equity securities of Pathmark (subject to certain exceptions);

•                  Sale of any securities or more than 10% of the consolidated assets of Pathmark and its subsidiaries;

•                  Amendments to Pathmark’s certificate of incorporation or by-laws;

•                  Changes in the size of the Board;

•                  Incurrence or repayment (prior to scheduled maturity) of indebtedness in excess of $10 million (excluding borrowing under Pathmark’s current credit agreement);

•                  Repurchase or redemption of equity securities of Pathmark or any subsidiary;

•                  Entry into any transaction that materially restricts the Investors’ rights as stockholders;

•                  Declare, set aside, make or pay any dividend or other distribution;

•                  Appointment or termination of any person as the Chief Executive Officer, President or Chief Financial Officer of Pathmark; and

•                  Adopt or maintain any shareholders’ rights plan or similar plan or agreement.

The Stockholders’ Agreement requires the approval of one or more of the Independent Directors as follows:

•                  None of the Investors or their affiliates may engage in any transaction with Pathmark without the prior approval of a majority of the Independent Directors, subject to certain exceptions.

•                  If there are five or more Independent Directors, the approval of at least two of the Independent Directors will be required in order to approve any of the following actions:

•                  Merger, consolidation, or significant acquisitions;

•                  Incurrence of incremental indebtedness in excess of $750 million;

•                  Declare, set aside, make or pay any dividend or other distribution;

•                  Sale of any securities or more than 10% of the consolidated assets of Pathmark and its subsidiaries;

•                  Amendments to Pathmark’s certificate of incorporation or by-laws; and

•                  Changes in the size of the Board.

•                  If there four or fewer Independent Directors, then the approval of just one Independent Director will be required for the above actions.

•                  All other actions of the Board will require the approval of at least one Independent Director.

The Stockholders’ Agreement imposes certain restrictions on the Investors.  For a five-year period after the closing, unless earlier terminated pursuant to the Stockholders’ Agreement, the Investors may not, without the prior approval of a majority of the Independent Directors: (i) purchase or otherwise acquire any shares of Common Stock, such that the Investors would, after such acquisition, own in excess of 49.9% of the outstanding Common Stock, except pursuant to exercise of the Warrants or pursuant to other customary exceptions; (ii) take certain actions relating to the solicitation of proxies to vote any voting securities of Pathmark; or(iii) submit to the Board any written proposal for or offer of  any merger or similar extraordinary transactions with Pathmark.  In addition to restrictions applicable to the Investors under U.S. federal securities laws, the Stockholders’ Agreement prohibits the Investors from selling the Purchased Securities for an initial 180 day period after the closing, except (i) for a sale to affiliates of the Investors who agree to be bound by the Stockholders’ Agreement; (ii) pursuant to a sale of Pathmark that the Board has recommended (or with respect to a tender offer that the Board has not recommended); (iii) in connection with swaps, hedges and similar arrangements; and (iv) for pledges of the Purchased Securities.  The Stockholders’ Agreement also restricts the Investors from investing in or pursuing certain business opportunities relating to the retail supermarket business within a specified region.

Subject to certain exceptions, upon a proposed issuance by Pathmark of new capital stock, the Stockholders’ Agreement gives the Investors the right to purchase a pro rata portion of such new capital stock based on the Investors’ percentage ownership of the total number of shares of Common Stock then outstanding.

The Stockholders’ Agreement will terminate upon the earlier of (i) the mutual agreement of the parties thereto; (ii) the Investors ceasing to beneficially own 10% or more of the Common Stock; (iii) the Investors becoming the beneficial owners of 90% or more of the Common Stock; and (iv) five years following the date of the closing of the Transaction.

A copy of the Stockholders’ Agreement is included herein as Exhibit 99.3 and is incorporated herein by reference.  The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement.

Registration Rights Agreement

At the closing, Pathmark and the Investors will enter into a Registration Rights Agreement, which provides the Investors with certain rights to cause Pathmark to register shares of Common Stock held at the closing or thereafter acquired by Investors (the “Registrable Securities”).  At any time after 180 days following the closing, the Investors (i) holding at least 40% of the Registrable Securities may make three written requests of Pathmark for registration (a “Demand Registration”) with the Securities and Exchange Commission (the “SEC”) for all or part of their Registrable Securities and (ii) may demand that Pathmark cause to be filed a shelf registration under Rule 415 of the Securities Act of 1933, as amended, which will count as one of the three Demand Registrations.  Pathmark may defer a Demand Registration for up to 90 days if the Board reasonably determines that such a registration would (i) adversely affect any proposed financing, acquisition, divestiture or any other material transaction or (ii) would otherwise represent an undue hardship for Pathmark.  If at any time Pathmark proposes to file a registration statement with the SEC relating to its common equity securities, it must give the Investors at least 20 days’ notice and must offer the Investors the opportunity to register (a “Piggyback Registration”) such number of Registrable Securities as the Investors request.  If Pathmark is advised in writing by the underwriters of the proposed offering that the inclusion of Registrable Securities in the Piggyback Registration will adversely affect the success of the proposed offering, Pathmark is only required to include securities in the offering in the following order of priority: (i) first, the securities Pathmark proposes to sell for its own account, and (ii) second, pro rata based on the number of Registrable Securities that each holder or other person having similar rights shall have requested to be included therein.

Pursuant to the Registration Rights Agreement, Pathmark will indemnify the Investors against any liability arising from a misstatement or omission in any registration statement or prospectus filed with the SEC unless such misstatement or omission was a result of written materials furnished to Pathmark by an Investor, in which case the Investor will indemnify Pathmark for any such misstatement or omission.

The Registration Rights Agreement may be terminated (i) by mutual agreement; (ii) with respect to any holder of Registrable Securities, if that holder ceases to hold Registrable Securities; or (iii) 10 years from the date of the closing of the Transaction.

A copy of the Registration Rights Agreement is included herein as Exhibit 99.2 and is incorporated herein by reference.  The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Warrant Agreement

At the closing, Pathmark and the Investors will enter into a Warrant Agreement, pursuant to which Pathmark will issue to the Investors the Series A Warrants and the Series B Warrants.  The Series A Warrants are exercisable for a price of $8.50 per share (all cash) and the Series B Warrants are exercisable for a price of $15.00 per share (cash or cashless).  The exercise period for the Series A Warrants begins on the date of the Warrant Agreement, subject to certain exceptions set forth therein, and expires on the third anniversary of the closing of the Transaction.  The exercise period for the Series B Warrants begins on the earlier of (i) such time as none of Pathmark’s senior subordinated notes remain outstanding or such time as the Series B Warrants become exercisable without triggering a change of control of Pathmark under such notes; (ii) 61 days after the date on which any holder sends written notice to Pathmark of its intent to exercise the Series B Warrants, if, on or prior to the date of such notice, the closing price of the Common Stock equals or exceeds $15 per share; or (iii) upon any event constituting a change of control of Pathmark as defined under the indenture governing the senior subordinated notes.  The exercise period for the Series B Warrants expires on the tenth anniversary of the closing.

The Warrant Agreement contains customary anti-dilution provisions.

A copy of the Warrant Agreement is included herein as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement.

Additional Information about the Transaction

In connection with the proposed transaction, Pathmark Stores, Inc. will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Pathmark Stores, Inc. at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Pathmark Stores, Inc. by directing such request to Pathmark Stores, Inc., Attention: Marc Strassler, Senior Vice President, General Counsel and Secretary, 200 Milik Street, Carteret, New Jersey 07008, Telephone: (732) 499-3000.

Pathmark Stores, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of Pathmark Stores, Inc.’s participants in the solicitation will be set forth in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Item 3.02.  Unregistered Sales of Equity Securities

The response to Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.1

Securities Purchase Agreement, dated as of March 23, 2005, among Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P., Yucaipa American Alliance (Parallel) Fund I, L.P., The Yucaipa Companies LLC (as the Investors’ representative), and Pathmark Stores, Inc.

10.2	Management Services Agreement, dated as of March 23, 2005, by and between The Yucaipa Companies LLC and Pathmark Stores, Inc.

99.1	Form of Warrant Agreement among Pathmark Stores, Inc. and certain investors named therein.

99.2	Form of Registration Rights Agreement among Pathmark Stores, Inc. and certain investors named therein.

99.3	Form of Stockholders’ Agreement among Pathmark Stores, Inc. and certain investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.
(Registrant)

	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President and General Counsel

Dated: March 28, 2005